Exhibit 32.1

CERTIFICATION

In connection with the annual report of The Clorox Company (the “Company”) on Form 10-K for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), we, Gerald E. Johnston, Chief Executive Officer and Daniel J. Heinrich, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to our knowledge:

(1)                             the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)                             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated this 31st day of August, 2005.
/s/ Gerald E. Johnston
Gerald E. Johnston
Chairman and Chief Executive Officer
/s/ Daniel J. Heinrich
Daniel J. Heinrich
Senior Vice President — Chief Financial Officer